Exhibit 5.1

OPINION

OF

LAW OFFICE OF DOUGLAS M. BERMAN, PLLC

September 15, 2015

Park Place Energy Inc.

2200 Ross Avenue, Suite 4500E

Dallas, Texas 75201

Re:	Park Place Energy Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Park Place Energy Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of up to 60,539,629 shares of common stock, par value $0.00001 per share, of the Company (the “Shares”), pursuant to the Registration Statement on Form S-4 (File No. 333-205771, as amended or supplemented, and together with all annexes and exhibits thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be issued upon consummation of the proposed merger (the “Merger”) of PPEC Merger Corp., a Nevada corporation and a subsidiary of the Company (“Merger Sub”), with and into Park Place Energy Corp., a Nevada corporation (“PPEC”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 16, 2015, among the Company, PPEC and Merger Sub, in form attached as Annex A to the proxy statement/prospectus (the “Prospectus”) included in the Registration Statement (the “Merger Agreement”).

In connection with the foregoing, we have examined:

(i) the Registration Statement;

(ii) the Merger Agreement, in the form attached as Annex A to the Prospectus;

(iii) the certificate of incorporation of the Company;

(iv) the bylaws of the Company; and

(v) the resolutions of the board of directors of the Company, dated July 15, 2015, relating to the Merger Agreement and the Merger and the other transactions contemplated thereby.

With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such matters. For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the genuineness of the signatures, and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of documents by the Company and the validity and binding effect thereof upon the Company).

In rendering this opinion, we have assumed that prior to the issuance of any of the Shares: (i) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded, (ii) the Merger Agreement will have been entered into in the form attached as Annex A to the Prospectus prior to mailing of the Prospectus to the stockholders of PPEC, (iii) the stockholders of PPEC will have duly approved the Merger Agreement in accordance with Chapter 92A of the Nevada Revised Statutes, and (iv) the transactions contemplated by the Merger Agreement, including the delivery of the Shares, will have been consummated in accordance with the terms of the Merger Agreement.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will have been validly issued, and the Shares will be fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This letter is furnished to you solely for use in connection with the Registration Statement and may not be used for any other purpose without our express permission. We do not undertake to advise you of any changes in the opinion expressed herein from matters that might hereafter arise or be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Law Office of Douglas M. Berman, PLLC